                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                         CONTACT
                                                         JON S. BENNETT
                                                         VICE PRESIDENT AND
                                                         CHIEF FINANCIAL OFFICER
                                                         MAJESTIC STAR CASINO
                                                         (702) 388-2224

                          THE MAJESTIC STAR CASINO, LLC
                   ANNOUNCES STRONG FIRST QUARTER 2005 RESULTS

MAY 2, 2005, LAS VEGAS, NV - The Majestic Star Casino, LLC ("MSC") today announced financial results for the three-month period ended March 31, 2005. MSC is a multi-jurisdictional gaming company that directly owns and operates one dockside gaming facility located in Gary, Indiana ("Majestic Star"), and through its wholly owned subsidiary, Majestic Investor Holdings, LLC ("MIH"), two Fitzgeralds brand casinos located in Tunica, Mississippi ("Fitzgeralds Tunica" or with respect to the operating subsidiary "Barden Mississippi Gaming, LLC") and Black Hawk, Colorado ("Fitzgeralds Black Hawk" or with respect to the operating subsidiary "Barden Colorado Gaming, LLC"). On July 12, 2004, Barden Colorado Gaming, LLC entered into an agreement to sell substantially all of its assets to Legends Gaming, LLC ("Legends"). This agreement was mutually terminated by Barden Colorado Gaming, LLC and Legends on April 14, 2005 (see Other Events below). Since the termination occurred after the end of the current quarter being reported on in this earnings release, the operating activities of Barden Colorado Gaming, LLC are reflected in discontinued operations. MSC also provides management services to Barden Nevada Gaming, LLC ("BNG" or "Fitzgeralds Las Vegas") for a fee. BNG is owned by Barden Development, Inc. ("BDI"), the parent of MSC. Unless indicated otherwise, the "Company" refers to The Majestic Star Casino, LLC and all of its direct and indirect subsidiaries.

The operating results for the three-month period ended March 31, 2004, as contained in this earnings release, reflects the restatement for cash based promotional activities as disclosed in the 2004 annual report on Form 10-K previously filed. The amount of the change in classification relating to this restatement is $4.9 million and as a result, promotional allowances have increased by this amount and net revenues, casino expenses and total costs and expenses have all decreased by an equal amount from the results previously reported by the Company. The restatement has no impact on operating income, net income, EBITDA or adjusted EBITDA as previously reported by the Company.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

Consolidated Results-Three Month Period Ended March 31, 2005

Net revenues for the three-month period ended March 31, 2005 were $57.7 million, compared to $59.0 million in the same three-month period last year, a decrease of $1.3 million or 2.2%. Softer market conditions and significant competition contributed to the decline in net revenues. Casino revenues decreased to $61.3 million from $62.0 million in the year ago period.

For the three-month period ended March 31, 2005, the Company had income from continuing operations of $0.4 million compared to a loss from continuing operations of $1.6 million for the comparable quarter in 2004, an improvement of $2.0 million. Including discontinued operations, the Company expects to report net income of $3.4 million compared to a net income of $0.5 million for the same period in 2004. Impacting our loss from continuing operations and net income in the three-month period ended March 31, 2004 is a $2.2 million charge related to retroactive property taxes at Majestic Star and $0.5 million of depreciation and amortization expense at Fitzgeralds Black Hawk. Fitzgeralds Black Hawk stopped depreciating and amortizing its fixed and intangible assets in conjunction with the sale of substantially all of its assets as discussed previously and below in Other Events. After adjusting for the retroactive property tax charge at Majestic Star and depreciation and amortization expense at Fitzgeralds Black Hawk, the Company would have reported income from continuing operations of $0.7 million and net income of $3.2 million in the three-month period ended March 31, 2004.

For the three-month period ended March 31, 2005, adjusted EBITDA for both our continuing and discontinued operations was $15.9 million, compared to $14.9 million in the same period as last year, an increase of $1.0 million or 6.3%. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation, amortization, other non-operating expenses (primarily non-usage fees on the credit facility)), adjusted for loss on investment in Buffington Harbor Riverboats, LLC (which is depreciation) and other non-recurring charges as identified in the table at the end of this press release reconciling net income (loss) to EBITDA and adjusted EBITDA. See note 2 for a detailed explanation as to the usefulness and limitations of using EBITDA and adjusted EBITDA as a financial measure.

"While our consolidated net revenues were down slightly in the first quarter, I'm pleased that our Company was able to focus in on costs and generate even greater levels of EBITDA and net income," commented Mr. Don H. Barden, the Company's President and Chief Executive Officer. Mr. Barden went on to state "at Majestic Star the story was about controlling our costs as revenues were down slightly against a very strong revenue growth quarter in the prior year. At Fitzgeralds Black Hawk, both our revenue and EBITDA growth were strong, continuing our trends from 2004. At Fitzgeralds Tunica our revenues and EBITDA declined. We continue to focus on growing our revenues, while maintaining our margins; however, the Tunica market is very competitive and growth has leveled off."

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

The Company ended the three-month period with $18.9 million of available cash, as compared to approximately $16.7 million at December 31, 2004. The Company also had approximately $44.0 million in available borrowing capacity under its credit facility at March 31, 2005.

Total debt outstanding at March 31, 2005 was $311.9 million as compared to $316.9 million at December 31, 2004, a decrease of $5.0 million. Total debt outstanding at March 31, 2005 consisted of $260.0 million of 9-1/2% senior secured notes, $15.9 million (net of original issue discount) of 11.653% notes and $36.0 million drawn on the Company's $80.0 million credit facility. The Company spent $2.8 million on capital expenditures during the three-month period ended March 31, 2005, mostly for new slot machines and the purchase of a slot player tracking and marketing system at Fitzgeralds Black Hawk. The new slot player tracking and marketing system at Fitzgeralds Black Hawk is the first step in implementing ticket in ticket out or TITO technology on slot machines at the property.

Other Events

Orange County Casino Project:

The Company was recently selected by Blue Sky Casino, LLC ("Blue Sky") to develop and manage a casino that will be part of a broader $240.0 million development project by Blue Sky in Orange County, Indiana. Based on the binding provisions of the letter of intent signed between the Company and Blue Sky, the Company will receive a development fee during the casino's start-up and will receive a management fee pursuant to a five-year agreement. However, the Company still needs to negotiate a final management agreement with Blue Sky. The Indiana Gaming Commission still has not awarded the operating agreement for the casino portion of the development project, and thus the Company's involvement is not final. However, Blue Sky is the only company that has submitted an application pursuant to the requirements of the Indiana Gaming Commission.

"The Orange County casino project offers an exciting opportunity for our Company," stated Mr. Barden. "With this project, we will be working with Lauth Resorts & Casino, LLC and Cook Group, Inc., and the citizens of Orange County to create a vacation and tourist destination. The project allows us to expand our business into managing casino operations. Previously, we've owned and operated casinos."

Sale of Fitzgeralds Black Hawk:

On April 14, 2005, Barden Colorado Gaming, LLC and Legends mutually agreed to terminate the Asset Purchase Agreement dated July 12, 2004, as amended (the "Purchase Agreement"), pursuant to which Barden Colorado Gaming, LLC had agreed to sell and Legends had agreed to purchase the business, assets and properties of Fitzgeralds Black Hawk.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

In connection with the termination of the Purchase Agreement, the earnest money deposit originally placed into escrow by Legends at the time of execution of the Purchase Agreement was returned to Legends. In addition, Barden Colorado Gaming, LLC paid Legends approximately $2.7 million, consisting of approximately $0.7 million in reimbursement of certain costs which were incurred in re-routing a storm sewer easement and certain related transaction costs that the parties had agreed to share equally, together with $2.0 million for liquidated damages. The Company will take a charge in the second quarter of 2005 for the payment of liquidated damages and its portion of the shared transaction costs. The charge is approximately $2.0 million.

Majestic Star (property operations only)

Net revenues were $36.2 million for the three-month period ended March 31, 2005, a decrease of $0.8 million or 2.2% over the same three-month period in 2004. Casino revenues at Majestic Star were $38.7 million for the three-month period ended March 31, 2005 down from $39.2 million in the same period last year. During the first quarter of 2005, casino revenues in the northwest Indiana market increased 2.8%. A 1.7% decline in our table games win percentage resulted in a $0.6 million decline in our table game revenues from the first quarter of 2004. Slot revenues were up slightly in the three-month period ended March 31, 2005 as compared to the similar prior year period. The lower win percentage in table games, coupled with nominal casino revenue growth in the market, contributed to our lower net revenues.

Net loss for the three-month period ended March 31, 2005 was $1.2 million, compared to $3.8 million in the year ago period. Included in last year's net loss is a $2.2 million charge related to retroactive property taxes for the years 2002 and 2003. Contributing to Majestic Star's net loss during the three-month period ended March 31, 2005 is $6.8 million of interest expense as substantially all of the Company's $311.9 million of debt now is issued by Majestic Star and then lent to its affiliates as non-interest bearing advances. Majestic Star incurred interest expense of $6.6 million in the three-month period ended March 31, 2004.

Adjusted EBITDA at Majestic Star was $8.3 million for the three-month period ended March 31, 2005 compared to $7.6 million for the three-month period ended March 31, 2004. Lower payroll costs and reduced claim and insurance costs during the first quarter of 2005, along with start-up costs related to new food operations at Buffington Harbor in 2004 which were not experienced in the first quarter of 2005, contributed to our enhanced adjusted EBITDA. Property adjusted EBITDA margins (defined as adjusted EBITDA divided by net revenues) increased to 23.0% in the first quarter of 2005 from 20.5% in the first quarter of 2004. Adjusted EBITDA reflects property operations only, is exclusive of corporate overhead, and is adjusted for retroactive property taxes in the three-month period ended March 31, 2004.

Mr. Barden, commenting on Majestic Star's financial performance said that, "Majestic Star's adjusted EBITDA of $8.3 million is a property record for a quarter. Our focus on costs was the main contributor in achieving record adjusted EBITDA. We will continue our focus on margins as we strive to enhance the property's cash flow."

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

Fitzgeralds Tunica (property only)

Net revenues were $21.5 million for the three-month period ended March 31, 2005, a decrease of $0.5 million or 2.3% over the same period in 2004. During the three-month period ended March 31, 2005, casino revenues decreased to $22.6 million from $22.8 million in the prior year. The relative decline was 0.9%, which was consistent with the decline experienced by all Mississippi casinos along the Mississippi River.

New Indian casinos in Oklahoma are competing for customers in western Oklahoma and northern Arkansas that also patronize Tunica casinos. In addition, competition amongst the existing Tunica casinos remains intense. Property management continues to focus on new and enhanced marketing programs, purchasing the newest and most entertaining slot machines and implementing TITO slot technology to enhance casino revenues. The property has introduced an "elite" level to its player's card, which provides greater rewards to its better casino customers. The property has also implemented more aggressive new player card sign-up programs, food promotions and direct mail strategies. The property currently has 158 slot machines equipped with TITO. The property recently received approval from the Mississippi Gaming Commission to begin installing TITO on all of its slot machines. The property anticipates having 540 TITO slot machines by the end of 2005.

Net income for the three-month period ended March 31, 2005 was $3.3 million compared to $4.0 million in the same three-month period last year.

EBITDA at Fitzgeralds Tunica was $5.8 million for the three-month period ended March 31, 2005 compared to $6.1 million in the same period in 2004. EBITDA margins declined to 26.9% in the first quarter of 2005 from 27.6% in the first quarter of 2004. EBITDA reflects property operations only and is exclusive of corporate overhead. There were no adjustments to EBITDA in the three-month period ended March 31, 2005 or the same period in 2004.

Fitzgeralds Black Hawk-Discontinued Operation of Property Held for Sale

Net revenues were $9.2 million for the three-month period ended March 31, 2005 an increase of $0.8 million or 8.8% over the same period in 2004. The significant increase in net revenues is attributable to management's continued focus on maximizing yield on marketing and promotional activities, and displacement of customers from a competitor that is undergoing remodeling and construction.

Casino revenues at Fitzgeralds Black Hawk increased to $9.8 million for the three-month period ended March 31, 2005, from $9.1 million in the prior year quarter. Our casino revenue growth of 8.3% exceeded the market's growth for the first quarter of 1.3%. For the three-month period ended March 31, 2005, slot revenues increased 8.3% to $9.6 million.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

Net income for the three-month period ended March 31, 2005 was $3.0. This compares to net income of $2.0 for the three-month period ended March 31, 2004. Net income in the three-month period ended March 31, 2004 is reduced by $0.5 million of depreciation and amortization expense. For the three-months ended March 31, 2005, depreciation and amortization expense is not being calculated on the Fitzgeralds Black Hawk assets that are held for sale.

EBITDA at Fitzgeralds Black Hawk was $3.0 million for the three month period ended March 31, 2005, compared to $2.5 million for the same three month period in 2004. EBITDA margins continue to be strong, coming in at 32.4% in the current year quarter, compared to 29.7% in the three month period ended March 31, 2004. EBITDA reflects property operations only and is exclusive of corporate overhead. There were no adjustments to EBITDA in the three-month period ended March 31, 2005 or the same period in 2004.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include the words, "may," "will," "would," "could," "likely," "estimate," "intend," "plan," "continue," "believe," "expect" or "anticipate" and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this press release will happen as described or that any positive trends noted in this press release will continue. The forward-looking statements contained in this press release generally relate to our plans, objectives and expectations for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations, or may cause us to modify our plans and objectives, include, but are not limited to; the availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under our $80.0 million credit facility and our 9-1/2% notes; changes in our financial condition that may cause us to not be in compliance with the covenants contained within the indenture governing the 9-1/2% notes or the loan and security agreement governing the $80.0 million credit facility, and thus causing us to be in default with the trustee for the 9-1/2% notes and the lenders to the $80.0 million credit facility, requiring a payment acceleration on the debt obligations outstanding; changes or developments in laws, regulations or taxes in the casino and gaming industry, including increases in or new taxes imposed on gaming revenues and gaming devices, or admission taxes; increased competition in existing markets or the opening of new gaming jurisdictions; the ability to fund capital improvements and development needs from existing operations, available credit, or new financing; our failure to obtain, delays in obtaining or the loss of any licenses, permits

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

or approvals, including gaming and liquor licenses, permits or approvals, or our failure to obtain an unconditional renewal of any such licenses, permits or approvals on a timely basis; adverse determinations of issues related to disputed taxes, particularly in Indiana, as evidenced by the charge in the first quarter of 2004 for retroactive real property taxes and the requirement that deductions previously taken for taxes paid on gross gaming receipts are disallowed on our member's Indiana state income tax return for which the Company may be required to make distributions to reimburse its member for any tax liabilities that may result; other adverse conditions, such as adverse economic conditions in the Company's markets, changes in general customer confidence or spending, increased fuel and transportation costs, or travel concerns that may adversely affect the economy in general and/or the casino and gaming industry in particular; the risk of our joint venture partner, Trump Indiana, Inc., not making its lease payments when due in connection with the parking facility in Gary, Indiana or to fund the joint venture; factors relating to the current state of world affairs and any further acts of terrorism or any other destabilizing events in the United States or elsewhere; and other factors disclosed from time to time in filings we make with the Securities and Exchange Commission or otherwise.

For more information on these and other factors, see our most recently filed Form 10-K, Form 10-Q and Form 8-K.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in our reports filed with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

The Company makes available free of charge its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. In addition, you may obtain a copy of such filings at www.sec.gov or from the applicable web site, www.majesticstar.com or www.fitzgeralds.com.

The Company has scheduled a conference call for May 3, 2005 at 11:00 a.m. (Eastern Time) to discuss the three-month period ended March 31, 2005 results. The dial-in number is (866) 259-1024. The moderator will be Jon S. Bennett, Vice President and Chief Financial Officer for the Company. A replay number will be available at (888) 266-2081, pass code 699717. Inquiries for additional information should be directed to Jon S. Bennett at (702) 388-2224.

Financial/Statistical Tables, Consolidated Statement of Operations and Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

The following tables reflect operating income, net revenues, casino revenues, slot and table game revenues, average number of slot machines and table games, average win per slot machine and table game and hotel statistical information (Fitzgeralds Tunica only), for the three-month periods ended March 31, 2005 and March 31, 2004 at the Company's properties. Percentage increase (decrease) calculations are derived using the whole numbers rather than the rounded numbers.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

($ in millions, except for win per gaming unit)

                                              THREE MONTHS ENDED
                                                    MARCH 31,         INCREASE      % INCREASE
MAJESTIC STAR (PROPERTY ONLY)                  2005        2004      (DECREASE)     (DECREASE)
                                            ----------   ---------   -----------    ----------
Operating income                            $      5.6   $     2.8   $       2.8      99.3%
Net revenues                                $     36.2   $    37.0   $      (0.8)     -2.2%
Casino revenues                             $     38.7   $    39.2   $      (0.5)     -1.3%
Slot revenues                               $     31.7   $    31.6   $       0.1       0.4%
Table game revenues                         $      7.0   $     7.6   $      (0.6)     -8.4%
Average number of slot machines                  1,602       1,506            96       6.4%
Average win per slot machine per day        $    220.1   $   230.6   $     (10.5)     -4.6%
Average number of table games                       47          50            (3)     -6.0%
Average win per table game per day          $  1,644.2   $ 1,669.0   $     (24.8)     -1.5%

($ in millions, except for win per gaming unit and hotel average daily rate)

                                              THREE MONTHS ENDED
                                                    MARCH 31,         INCREASE      % INCREASE
FITZGERALDS TUNICA (PROPERTY ONLY)             2005        2004      (DECREASE)     (DECREASE)
                                            ----------   ---------   -----------    ----------
Operating income                            $      3.3   $     4.0   $      (0.7)     -17.7%
Net revenues                                $     21.5   $    22.0   $      (0.5)      -2.3%
Casino revenues                             $     22.6   $    22.8   $      (0.2)      -0.9%
Slot revenues                               $     20.2   $    20.8   $      (0.6)      -2.6%
Table game revenues                         $      2.3   $     2.0   $       0.3       17.1%
Average number of slot machines                  1,374       1,346            28        2.1%
Average win per slot machine per day        $    163.7   $   169.7   $      (6.0)      -3.5%
Average number of table games                       34          34             -        0.0%
Average win per table game per day          $    765.4   $   646.4   $     119.0       18.4%
Hotel occupancy                                   91.2%       94.7%         -3.5%      -3.7%
Hotel average daily rate                    $    44.52   $   44.51   $      0.01        0.0%

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

($ in millions, except for win per gaming unit)

                                              THREE MONTHS ENDED
                                                   MARCH 31,          INCREASE     % INCREASE
FITZGERALDS BLACK HAWK (PROPERTY ONLY)         2005         2004     (DECREASE)     (DECREASE)
                                            ----------   ---------   -----------    ----------
Operating income                            $      3.0   $     2.0   $       1.0       45.5%
Net revenues                                $      9.2   $     8.4   $       0.8        8.8%
Casino revenues                             $      9.8   $     9.1   $       0.7        8.3%
Slot revenues                               $      9.6   $     8.8   $       0.8        8.3%
Table game revenues                         $      0.2   $     0.2   $         -        7.0%
Average number of slot machines                    592         594            (2)      -0.3%
Average win per slot machine per day        $    179.5   $   163.4   $      16.1        9.9%
Average number of table games                        6           6             -        0.0%
Average win per table game per day          $    439.7   $   406.6   $      33.1        8.1%

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

THE MAJESTIC STAR CASINO, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

                                                         FOR THE THREE MONTHS ENDED
                                                                  MARCH 31,
                                                     -------------------------------------
                                                       2005                     2004
                                                     ------------             ------------
REVENUES
    Casino                                           $ 61,281,711             $ 61,990,824
    Rooms                                               1,794,104                1,873,837
    Food and beverage                                   2,937,839                2,809,318
    Other                                                 956,752                  968,651
                                                     ------------             ------------
      Total                                            66,970,406               67,642,630
    Less promotional allowances                         9,278,069                8,639,737
                                                     ------------             ------------
      Net Revenues                                     57,692,337               59,002,893
                                                     ------------             ------------

COSTS AND EXPENSES
    Casino                                             14,849,058               15,747,448
    Rooms                                                 383,945                  465,242
    Food and beverage                                   1,254,277                1,231,092
    Other                                                  52,037                   70,811
    Gaming taxes                                       13,774,692               13,772,044
    Advertising and promotion                           2,880,097                3,174,222
    General and administrative                          9,250,418               12,383,249
    Corporate expenses                                  1,197,070                  805,606
    Economic Incentive - City of Gary                   1,163,362                1,177,155
    Depreciation and amortization                       4,635,935                4,041,606
    Loss on investment in Buffington
      Harbor Riverboats, LLC                              605,698                  612,841
    Loss (gain) on sale of assets                             140                   (1,716)
                                                     ------------             ------------
      Total                                            50,046,729               53,479,600
                                                     ------------             ------------

Operating income                                        7,645,608                5,523,293
                                                     ------------             ------------

OTHER INCOME (EXPENSE)
    Interest income                                        12,202                    5,114
    Interest expense                                   (7,236,375)              (7,058,045)
    Other expense                                         (36,954)                 (28,209)
                                                     ------------             ------------
      Total other expense                              (7,261,127)              (7,081,140)
                                                     ------------             ------------

Income (loss) from continuing
    operations                                            384,481               (1,557,847)

DISCONTINUED OPERATIONS (NOTE 1)
    Income from discontinued operations                 2,971,418                2,042,190
                                                     ------------             ------------

NET INCOME                                           $  3,355,899             $    484,343
                                                     ============             ============

Note 1: Discontinued Operations includes the operating activities for Fitzgeralds Black Hawk for all periods presented.

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MAJESTIC STAR ANNOUNCES EARNINGS RESULTS

Note 2: EBITDA and adjusted EBITDA are presented solely as a supplemental disclosure because management believes that they are widely used measures of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA and adjusted EBITDA measures to compare operating results among properties and between accounting periods. The use of EBITDA and adjusted EBITDA is specifically relevant in evaluating large, long lived hotel and casino projects because the measure provides a perspective on the current effects of operating decisions separate from substantial, non-operating depreciation, financing costs and other non-routine charges of such projects. Additionally, management believes that some investors and lenders consider EBITDA and adjusted EBITDA to be a useful measure in determining the Company's ability to service or incur debt and for estimating the Company's underlying financial performance before capital costs, taxes, capital expenditures and other non-routine costs such as the charges the Company incurred for retroactive real property taxes. The Loan and Security Agreement ("Agreement") governing the Company's $80.0 million credit facility requires that the Company maintain certain minimum EBITDA levels as defined in the Agreement. Other companies may calculate EBITDA and adjusted EBITDA differently. EBITDA and adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles of the United States of America. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA and adjusted EBITDA. A reconciliation of net income (loss) to EBITDA and adjusted EBITDA is presented below.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

THE MAJESTIC STAR CASINO, LLC
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

                                                            For The Three Months
                                                                Ended March 31,
CONTINUING OPERATIONS                                   2005                      2004
                                                     -------------            -----------
MAJESTIC STAR
Net loss                                             $  (1,185,906)           $(3,799,882)
Interest expense, net                                    6,756,839              6,581,538
Depreciation and amortization                            2,090,447              1,912,408
Other non-operating expenses (1)                            36,954                 28,209
                                                     -------------            -----------
EBITDA                                               $   7,698,334            $ 4,722,273
Loss on investment in BHR (2)                              605,698                612,841
Retroactive Property Tax Charge (3)                              -              2,234,503
                                                     -------------            -----------
Adjusted EBITDA                                      $   8,304,032            $ 7,569,617
                                                     -------------            -----------

FITZGERALDS TUNICA
Net income                                           $   3,311,649            $ 4,018,553
Interest income                                             (7,118)                (2,733)
Depreciation and amortization                            2,476,148              2,059,418
                                                     -------------            -----------
EBITDA                                               $   5,780,679            $ 6,075,238
                                                     -------------            -----------

MAJESTIC INVESTOR HOLDINGS
Net loss                                             $    (544,192)           $  (970,912)
Interest expense, net                                      474,452                474,126
Depreciation and amortization                               69,340                 69,780
                                                     -------------            -----------
EBITDA                                               $        (400)           $  (427,006)
                                                     -------------            -----------

TOTAL FROM CONTINUING OPERATIONS
Net income (loss) - property operations              $   1,581,551            $  (752,241)
Corporate allocation                                    (1,197,070)              (805,606)
                                                     -------------            -----------
Net income (loss) - continuing operations            $     384,481            $(1,557,847)
Interest expense, net                                    7,224,173              7,052,931
Depreciation and amortization                            4,635,935              4,041,606
Other non-operating expenses (1)                            36,954                 28,209
                                                     -------------            -----------
EBITDA - continuing operations                       $  12,281,543            $ 9,564,899
Loss on investment in BHR (2)                              605,698                612,841
Retroactive property tax charge (3)                              -              2,234,503
                                                     -------------            -----------
Adjusted EBITDA -continuing operations               $  12,887,241            $12,412,243
                                                     =============            ===========

MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

THE MAJESTIC STAR CASINO, LLC
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (Continued) (UNAUDITED)

                                                            For the Three Months
DISCONTINUED OPERATIONS                                        Ended March 31,
FITZGERALDS BLACK HAWK                                  2005                     2004
                                                     -------------            -----------
Net income                                           $   2,971,418            $ 2,042,190
Interest income, net                                             -                      -
Depreciation and amortization                                    -                458,237
                                                     -------------            -----------
EBITDA                                               $   2,971,418            $ 2,500,427
                                                     -------------            -----------

TOTAL COMBINED
Net income - property operations                     $   4,552,969            $ 1,289,949
Corporate allocation                                    (1,197,070)              (805,606)
                                                     -------------            -----------
Net income - total combined                          $   3,355,899            $   484,343
Interest expense, net                                    7,224,173              7,052,931
Depreciation and amortization                            4,635,935              4,499,843
Other non-operating expenses (1)                            36,954                 28,209
                                                     -------------            -----------
EBITDA - total combined                              $  15,252,961            $12,065,326
Loss on investment in BHR (2)                              605,698                612,841
Retroactive property tax charge (3)                              -              2,234,503
                                                     -------------            -----------
Adjusted EBITDA - total combined                     $  15,858,659            $14,912,670
                                                     -------------            -----------

Notes:

      (1)   Non-usage fees on the Company's Credit Facilities.

      (2)   Represents depreciation expense from Buffington Harbor Riverboats,
            LLC.

      (3) Non-recurring property tax liabilities related to 2002 and 2003. Non-recurring property tax liability accrued in the first quarter of 2004 at $2,234,503.